 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-267197
PROSPECTUS SUPPLEMENT
(to Prospectus dated September 8, 2022)
ELUTIA INC.
5,520,000 Shares of Class A Common Stock
480,000 Prefunded Warrants to Purchase up to 480,000 Shares of Class A Common Stock
(and the Shares of Class A Common Stock Underlying the Prefunded Warrants)
We are offering 5,520,000 shares of our Class A common stock, par value $0.001 per share, at a public offering price of $2.50 per share, and 480,000 prefunded warrants, each to purchase one share of our Class A common stock, at a public offering price of $2.499 per prefunded warrant.
We are offering prefunded warrants to investors who elect to purchase such prefunded warrants because their purchase of shares of Class A common stock in this offering would otherwise result in such investors, together with their affiliates and persons acting as a group with them, beneficially owning more than 4.99% (or, at an investor’s election, 9.99%) of our outstanding shares of Class A common stock immediately following this offering. Subject to limited exceptions, a holder of prefunded warrants will not have the right to exercise any portion of its prefunded warrants if the holder, together with its affiliates and group members, would beneficially own in excess of the applicable beneficial ownership limitation immediately after giving effect to such exercise. This offering also relates to the shares of Class A common stock issuable upon exercise of any prefunded warrants sold in this offering. Each prefunded warrant is immediately exercisable for one share of Class A common stock at an exercise price of $0.001 per share and may be exercised at any time until exercised in full.
Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “ELUT.” On January 31, 2025, the last reported sale price of the Class A common stock on the Nasdaq Capital Market was $3.22 per share. Investors that purchase shares of our Class A common stock may lose a significant portion of their investments if the price of our Class A common stock declines. You are urged to obtain current market quotations of our common stock.
There is no established public trading market for the prefunded warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the prefunded warrants on any national securities exchange. Without an active trading market, the liquidity of the prefunded warrants will be limited.
We have engaged Lake Street Capital Markets, LLC to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to place the securities offered by this prospectus supplement. We have agreed to pay the placement agent the fees set forth in the table below. We have entered into a securities purchase agreement with the investors in this offering pursuant to which certain investors may elect to wire their respective aggregate purchase price for the purchase of our securities in immediately available funds to a bank account specified by us, otherwise referred to herein as company settlement. Upon closing of the offering, we will issue the securities to the investors that elect company settlement. If the offering is not completed, the funds held by Elutia in its bank account with respect to investors that elected company settlement shall be returned to those investors. For the investors that do not elect company settlement, we will deliver all securities to be issued in connection with this offering delivery versus payment (DVP)/receipt versus payment (RVP) upon receipt of investor funds.
INVESTING IN OUR SECURITIES INVOLVES RISK. BEFORE BUYING ANY OF OUR SECURITIES, YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN.
	Per Share	Per Prefunded Warrant	Total
Public offering price	$2.50	$2.499	$14,999,520
Placement agent fees(1)	$0.15	$0.14994	$899,971.20
Proceeds to us, before expenses	$2.35	$2.34906	$14,099,548.80

(1)
See “Plan of Distribution” for additional disclosure regarding placement agent fees and reimbursements and estimated offering expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Delivery of the securities offered hereby is expected to be made on or about February 4, 2025, subject to customary closing conditions.
Lake Street
The date of this prospectus supplement is February 3, 2025.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part, including the documents incorporated herein by reference, is the prospectus supplement, which describes the specific terms of this offering. The second part, including the documents incorporated therein by reference, is the accompanying prospectus, which provides more general information. Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus.
If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
Neither we nor the placement agent have authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. Neither we nor the placement agent take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States.
This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Market data and industry statistics used throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus are based on independent industry publications, reports by market research firms and other published independent sources. Although we believe these sources are credible, we have not independently verified the data or information obtained from these sources. Accordingly, investors should not place undue reliance on this information. By including such market data and information, we do not undertake a duty to update or provide that data in the future.
When used in this prospectus supplement and the accompanying prospectus, the terms “company,” “Elutia,” “we,” “our” and “us” refer to Elutia Inc. (formerly known as Aziyo Biologics, Inc.) and its subsidiaries, unless otherwise specified or unless the context requires otherwise.
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus are the property of their respective owners. We use our trademarks and our logo, in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may include forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
Without limiting the foregoing, the words “aim,” “believe,” “may,” “should,” “expect,” “exploring,” “plan,” “anticipate,” “could,” “intend,” “target,” “opportunity,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seeks,” or “continue” or the negative of these terms or other similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are not a guarantee of future results, performance, or achievements, and one should avoid placing undue reliance on such statements.
These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to us. Such beliefs and assumptions may or may not prove to be correct. Additionally, such forward-looking statements are subject to a number of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in the forward-looking statements, including, but not limited to the following:
•
our ability to successfully commercialize, market and sell our newly approved EluPro® antibacterial envelope device;

•
our ability to continue as a going concern;

•
our ability to achieve or sustain profitability;

•
the risk of product liability claims and our ability to obtain or maintain adequate product liability insurance;

•
our ability to defend against the various lawsuits related to our recall of a single lot of Fiber Viable Bone Matrix, or FiberCel, our recall of a single lot of another viable bone matrix, or VBM, product and the market withdrawal of all of our viable bone matrix products, and to avoid a material financial consequence from such lawsuits;

•
our ability to prevail in lawsuits and claims seeking indemnity, contribution and insurance coverage for FiberCel and VBM liabilities;

•
the continued and future acceptance of our products by the medical community;

•
our ability to enhance our products, expand our product indications and develop, acquire and commercialize additional product offerings;

•
our dependence on our commercial partners and independent sales agents to generate a substantial portion of our net sales;

•
our dependence on a limited number of third-party suppliers and manufacturers, which, in certain cases are exclusive suppliers for products essential to our business;

•
our ability to successfully realize the anticipated benefits of the sale of our Orthobiologics business;

•
physician awareness of the distinctive characteristics, benefits, safety, clinical efficacy and cost-effectiveness of our products;

S-iii

•
our ability to compete against other companies, most of which have longer operating histories, more established products and/or greater resources than we do;

•
pricing pressure as a result of cost-containment efforts of our customers, purchasing groups, third-party payors and governmental organizations could adversely affect our sales and profitability;

•
our ability to obtain regulatory approval or other marketing authorizations by the U.S. Food and Drug Administration, or FDA, and comparable foreign authorities for our products and product candidates;

•
our ability to obtain, maintain and adequately protect our intellectual property rights; and

•
the preliminary, unaudited nature of our fiscal 2024 net sales results included in this prospectus supplement.

Further information about these and other important factors that could materially affect the Company, including our results of operations, financial condition and stock price, is contained under the heading “Risk Factors” starting on page S-5 of this prospectus supplement, in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our other filings with the Securities and Exchange Commission, or SEC, each of which filings are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at https://investors.elutia.com/financials/sec-filings.
Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. In addition, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.
Furthermore, we routinely evaluate opportunities to expand through acquisitions and conduct due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place at any time, and acquisitions involving cash or our debt or equity securities may occur.
You should not place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus, which speak only as of the date of this prospectus. We do not assume any obligation to revise or update these forward-looking statements except as may be required by law.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information you should consider before investing in our securities. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-5 of this prospectus supplement and the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement.
Our Company
At Elutia, our mission is to humanize medicine so that patients can thrive without compromise. As a commercial-stage company, we seek to leverage our unique understanding of biologics combined with local drug delivery to improve the interaction between implanted medical devices and patients by reducing complications associated with these surgeries. These complications include infection, device migration, erosion, implant rejection, non-union of implants, fibrosis and scar formation. Our products are targeted to address unmet clinical needs with the goal of promoting healthy tissue formation and avoiding complications associated with medical device implants, such as scar tissue formation, capsular contraction, erosion, migration and implant rejection. These products currently focus on our priority markets — Device Protection and Women’s Health.
In Device Protection, we sell EluPro®, a unique bioenvelope designed to secure implanted devices, mitigating complications such as migration and erosion. The bioenvelope features a biomatrix comprised of extracellular matrix, which supports healthy wound healing and may facilitate re-operative procedures by reducing scar formation and fibrosis. Additionally, EluPro is embedded with the powerful antibiotics rifampin and minocycline, which are gradually released into the surrounding tissue over several weeks post-implantation to provide antimicrobial protection.
EluPro was cleared for marketing by the FDA in June 2024 and is indicated for use with implantable electronic devices including cardiac and neurostimulator devices. EluPro is the only drug-eluting biomatrix, or DEB, offering in the U.S. implantable electronic device protection market. Alongside EluPro, we continue to market the CanGaroo® bioenvelope, our first generation product, which uses the same biomatrix but does not contain antibiotics.
In Women’s Health, we have developed both patented and proprietary technologies, culminating in the creation of SimpliDerm® — a novel biological matrix that leverages the inherent science of natural healing processes. SimpliDerm’s design uses human acellular dermal matrix, or hADM, with heightened structural integrity and superior handling capabilities, which may mitigate inflammation and enhance tissue incorporation, leading to a better healing experience as compared to other hADM products. We believe that these acellular dermal matrices represent an ideal choice for tissue repair and reconstruction, finding applications in fields such as breast reconstruction, sports medicine, hernia repair and trauma reconstruction.
With respect to pipeline products, we are pioneering DEBs to help solve problems unaddressed by available options. As described above, EluPro is our first DEB product offering. We also intend to leverage our DEB platform technology by developing and commercializing products for markets with similar unmet needs, including breast reconstruction and neurostimulation.
We also sell legacy products into the Cardiovascular market. In Cardiovascular, we sell our specialized porcine small intestine submucosa, which is also the biomatrix used to make EluPro and CanGaroo, for use as an intracardiac and vascular patch as well as for pericardial reconstruction. In addition, our TYKE product is designed for use in the neonatal patient population. These cardiovascular products are sold in the United States through an exclusive distribution agreement with LeMaitre Vascular, Inc.
We have a well-established and scalable internal manufacturing facility along with our corporate headquarters and other administrative location. Our Roswell, Georgia location is our processing, production and distribution facility for all of our implantable electronic device protection and cardiovascular products. Our Silver Spring, Maryland location is our headquarters and functions as a research and development and corporate support center. Our San Diego, California location provides additional administrative oversight and support. With the sale of our Orthobiologics business in November 2023 to Berkeley Biologics, LLC, we no longer operate our former Richmond, California human tissue processing and distribution facility; however, we continue to have a contract manufacturing relationship with Berkeley Biologics, LLC under which we receive SimpliDerm.
We have incurred significant operating losses since our inception. We expect our losses to continue for the foreseeable future and these losses will continue to have an adverse effect on our financial position. For the nine months ended September 30, 2024, we incurred a net loss of $44.9 million, and as of September 30, 2024, we had an accumulated deficit of $220.5 million. Because of the numerous risks and uncertainties associated with our commercialization and development efforts, we are unable to predict when we will become profitable, and we may never become profitable. Our inability to achieve and then maintain profitability would negatively affect our business, financial condition, results of operations and cash flows.
Recent Developments
We are in the process of finalizing our results for the year ended December 31, 2024. We estimate that for the year ended December 31, 2024, our net sales are expected to as follows (in thousands, except percentages):
	Year Ended December 31,
	Preliminary 2024		2023		Change
	Amount	% of Net Sales	Amount	% of Net Sales	$	%
Products:
Device protection	$9,905	41%	$9,401	38%	$504	5%
Women’s health	11,554	47%	10,304	42%	1,250	12%
Cardiovascular	2,916	12%	5,040	20%	(2,124)	(42)%
Total Net Sales	$24,375		$24,745		$(370)	(1)%
Our preliminary net sales estimates for the year ended December 31, 2024 are based on currently available information and does not present all necessary information for an understanding of our financial condition as of December 31, 2024 or our results of operations for the year ended December 31, 2024. Our final net sales upon completion of our closing procedures may vary from the preliminary estimates. Our preliminary net sales estimates for the year ended December 31, 2024 have been prepared by and are the responsibility of management. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary net sales estimates. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. We expect to complete our financial statements for the year ended December 31, 2024 subsequent to the completion of this offering. Undue reliance should not be placed on our preliminary net sales estimates. These preliminary estimates are not necessarily indicative of any future period and should be read together with “Risk Factors,” “Special Note About Forward-Looking Statements” and our financial statements and related notes incorporated by reference herein.
Corporate Information
We were incorporated under the laws of the State of Delaware on August 6, 2015 under the name Aziyo Biologics, Inc. On September 6, 2023, we changed our name to Elutia Inc. Our principal executive offices are located at 12510 Prosperity Drive, Suite 370, Silver Spring, MD 20904, and our telephone number is (240) 247-1170. We maintain a website at www.elutia.com. Information on the website is not incorporated by reference and is not a part of this prospectus.

THE OFFERING
Class A common stock offered by us
5,520,000 shares.
Prefunded warrants offered by
us
We are also offering 480,000 prefunded warrants to purchase up to 480,000 shares of Class A common stock to investors who elect to purchase such prefunded warrants because their purchase of shares of Class A common stock in this offering would otherwise result in such investors, together with their affiliates and persons acting as a group with them, beneficially owning more than 4.99% (or, at an investor’s election, 9.99%) of our outstanding shares of Class A common stock immediately following this offering. Subject to limited exceptions, a holder of prefunded warrants will not have the right to exercise any portion of its prefunded warrants if the holder, together with its affiliates and group members, would beneficially own in excess of the applicable beneficial ownership limitation immediately after giving effect to such exercise. Each prefunded warrant is immediately exercisable for one share of Class A common stock at an exercise price of $0.001 per share and may be exercised at any time until exercised in full. This prospectus supplement also relates to the shares of Class A common stock issuable upon exercise of the prefunded warrants.
Class A common stock to be outstanding immediately after this offering
35,768,692 shares.
Class B common stock to be outstanding immediately after this offering
4,313,406 shares.
Total Class A common stock and Class B common stock to be outstanding immediately after this offering
40,082,098 shares.
Use of proceeds
We estimate the net proceeds from this offering will be approximately $13.7 million, after deducting placement agent fees and estimated offering expenses payable by us, excluding receipt of the nominal exercise price from any future exercise of the prefunded warrants.
We currently expect to use the net proceeds from this offering for working capital and other general corporate purposes which may include product development and clinical research activities, current and additional sales personnel, commissions based on sales, capital expenditures related to expansion of production, administrative expenses, interest on outstanding debt and payments related to our revenue interest obligation, and/or resolution of claims related to the 2021 recall of our FiberCel fiber viable bone matrix and 2023 recall of our other viable bone matrix product. In addition, we may use a portion of the net proceeds for the acquisition of, or investment in, technologies, intellectual property or businesses that complement our business; however, we have no understandings, agreements or commitments to do so as of the date of this prospectus supplement. Please see “Use of Proceeds” on page S-8.
Voting rights
We have two classes of common stock: Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion.
Each share of Class A common stock is entitled to one vote and shares of Class B common stock are non-voting, except as may be required by law.
Each share of Class B common stock may be converted into one share of Class A common stock at the option of its holder, subject to the ownership limitations provided for in our amended and restated certificate of incorporation.
Risk factors
See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors that you should read and consider before investing in our securities.
Listing
Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “ELUT.” There is no established public trading market for the prefunded warrants and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the prefunded warrants on any national securities exchange or other nationally recognized trading system.
Transfer agent
Equiniti Trust Company, LLC.
The number of shares of Class A common stock to be outstanding after this offering is based on 30,248,692 shares of our Class A common stock and 4,313,406 shares of our Class B common stock outstanding at September 30, 2024 and excludes the following:
•
4,862,718 shares of Class A common stock issuable upon exercise of prefunded warrants outstanding at an exercise price of $0.001 per share;

•
187,969 shares of Class A common stock issuable upon exercise of warrants outstanding at an exercise price of $6.65 per share;

•
1,540,624 shares of Class A common stock reserved for issuance upon the settlement of outstanding restricted stock units;

•
3,230,454 shares of Class A common stock reserved for issuance upon the exercise of outstanding stock options with a weighted average exercise price of $5.23 per share; and

•
389,075 shares of Class A common stock reserved and available for issuance under the Elutia Inc. Amended and Restated 2020 Incentive Award Plan.

RISK FACTORS
Investing in our securities involves risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2023, or any Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.
Risks Related to this Offering and our Securities
Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class A common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our Class A common stock to decline.
You may experience future dilution as a result of future equity offerings and other issuances of our Class A common stock or other securities. In addition, this offering and future equity offerings and other issuances of our Class A common stock or other securities may adversely affect our Class A common stock price.
In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock or securities convertible into Class A common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Class A common stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our Class A common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Class A common stock. We cannot predict the effect, if any, that market sales of those shares of Class A common stock or the availability of those shares of Class A common stock for sale will have on the market price of our Class A common stock.
You may experience immediate and substantial dilution in the book value per share of the Class A common stock you purchase.
Because the price per share of our Class A common stock being offered is substantially higher than the as adjusted net tangible book value per share of our Class A common stock, you may suffer immediate and substantial dilution with respect to the net tangible book value of the Class A common stock you purchase in this offering. After giving effect to the sale of 5,520,000 shares of Class A common stock at a price of $2.50 per share and the sale of 480,000 prefunded warrants at price per prefunded warrant of $2.499, and after deducting the estimated placement agent fees and offering-related expenses payable by us and assuming no exercise of the prefunded warrants, our as adjusted net tangible book value as of September 30, 2024 would have been approximately $(35.7) million, or $(0.89) per share of Class A common stock. This amount represents an immediate increase in the net tangible book value of $0.54 per share of our Class A common stock to our existing stockholders and an immediate dilution in net tangible book value of $3.39 per share to the investors purchasing shares of our Class A common stock in this offering. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

An active trading market for our Class A common stock may not be developed or sustained.
Although our Class A common stock is listed on The Nasdaq Capital Market, the market for our Class A common stock has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our Class A common stock may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.
There is no public market for the prefunded warrants being offered by us in this offering.
There is no established public trading market for the prefunded warrants offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the prefunded warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the prefunded warrants will be limited.
The prefunded warrants do not entitle the holder to any rights as common stockholders until the holder exercises the warrant for shares of our Class A common stock.
Until you acquire shares of our Class A common stock upon exercise of your prefunded warrants, such prefunded warrants will not provide you any rights as a common stockholder, except as set forth in the prefunded warrants. Upon exercise of prefunded warrants for shares of Class A common stock, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date.
Significant holders or beneficial holders of our Class A common stock may not be permitted to exercise prefunded warrants that they hold.
A holder of a prefunded warrant will not be entitled to exercise any portion of the prefunded warrant for shares of Class A common stock, which, upon giving effect to such exercise, would cause the aggregate number of shares of our Class A common stock beneficially owned by the holder (together with its affiliates and group members) to exceed 4.99% (or, at the election of the holder, 9.99%) of the number of shares of our Class A common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the prefunded warrants, unless such percentage is increased upon at least 61 days’ prior notice, but not in excess of 9.99%. As a result, holders may not be able to exercise their prefunded warrants for shares of our common stock at a time when it would be financially beneficial for them to do so. In such circumstance a holder could seek to sell their prefunded warrants to realize value, but may be unable to do so in the absence of an established trading market for the prefunded warrants. In addition, if a holder is unable to exercise their prefunded warrants for shares of our Class A common stock, we will not receive any additional proceeds from those prefunded warrants.
Our stock price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.
Our Class A common stock currently trades on The Nasdaq Capital Market, or Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our Class A common stock may not necessarily be a reliable indicator of our fair market value. The price at which our Class A common stock trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.
Because we do not anticipate paying any cash dividends on our Class A common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.
We have never paid or declared any cash dividends on our Class A common stock. We currently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Class A common stock will provide a return to our stockholders.
Our failure to maintain compliance with the Nasdaq Stock Market’s continued listing requirements could result in the delisting of our Class A common stock.
The listing of our Class A common stock on Nasdaq is subject to a number of conditions, including that the total market value of the company’s listed securities remain at or above a certain level. In the past, we have not maintained that required level and have been at risk of our common stock being delisted by Nasdaq. Although we were able to regain compliance with the rule and avoid having our Class A common stock delisted, there is no guarantee that, in view of the volatility of our stock and other factors, we might not run afoul of the market value listing condition or other similar listing conditions in the future. The delisting of our Class A common stock would have a material adverse effect on the liquidity of the common stock, and could have a material adverse effect on its price. Moreover, the threat of delisting could have similar consequences.
Risks Related to Our Preliminary Financial Results
Our preliminary net sales results represent management’s current estimates and are subject to change.
The preliminary net sales information for the year ended December 31, 2024 contained in “Prospectus Supplement Summary — Recent Developments” are only preliminary estimates and are based on information available to management as of the date of this prospectus supplement and our actual results may vary from the estimated preliminary results. Our actual net sales for the year ended December 31, 2024 are subject to the completion of our financial statements for such period. Such actual net sales results will not be available until after this offering is completed and, consequently, will not be available to you prior to investing in this offering. Our actual net sales results for the year ended December 31, 2024 may vary from the preliminary net sales results we have provided as a result of the completion of our final adjustments, and other developments arising between now and the time that our net sales results for such period are finalized, and you should not place undue reliance on these preliminary estimates.
Complete results as of, and for the year ended, December 31, 2024, including net sales, will be included in our Annual Report on Form 10-K for the year ended December 31, 2024. See the other risks described in this section and the section titled “Special Note About Forward-Looking Statements” for additional information regarding factors that could result in differences between these preliminary and the actual net sales results we will report for the year ended December 31, 2024.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the securities offered under this prospectus supplement, after deducting placement agent fees and estimated offering-related expenses payable by us, will be approximately $13.7 million, excluding receipt of the nominal exercise price from any future exercise of the prefunded warrants.
We currently expect to use the net proceeds from this offering for working capital and other general corporate purposes which may include product development and clinical research activities, current and additional sales personnel, commissions based on sales, capital expenditures related to expansion of production, administrative expenses, interest on outstanding debt and payments related to our revenue interest obligation, and/or resolution of claims related to the 2021 recall of our FiberCel fiber viable bone matrix and 2023 recall of our other viable bone matrix product. In addition, we may use a portion of the net proceeds for the acquisition of, or investment in, technologies, intellectual property or businesses that complement our business; however, we have no understandings, agreements or commitments to do so as of the date of this prospectus supplement.
Our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.
DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in our existing senior, secured credit facility with SWK Funding LLC and any future financing instruments.

DILUTION
If you invest in our securities in this offering, you will suffer immediate and substantial dilution in the book value of the shares you purchase in an amount equal to the difference between the offering price per share in this offering and the as adjusted net tangible book value per share of our Class A common stock immediately after this offering.
Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is our net tangible book value divided by the number of shares of Class A and Class B common stock outstanding as of September 30, 2024. Our net tangible book value as of September 30, 2024 was approximately $(49.4) million, or $(1.43) per share of Class A and Class B common stock.
After giving effect to the sale of 5,520,000 shares of Class A common stock at a price of $2.50 per share and the sale of 480,000 prefunded warrants at a price per prefunded warrant of $2.499, and after deducting the estimated placement agent fees and offering-related expenses payable by us, and assuming no exercise of the prefunded warrants for cash, our as adjusted net tangible book value as of September 30, 2024 would have been approximately $(35.7) million, or $(0.89) per share of Class A and Class B common stock. This amount represents an immediate increase in the net tangible book value of $0.54 share of our Class A and Class B common stock to our existing stockholders and an immediate dilution in net tangible book value of $3.39 per share to the investors purchasing securities in this offering.
The following table illustrates this dilution on a per share basis:
Offering price per share		$2.50
Net tangible book value per share as of September 30, 2024	$(1.43)
Increase in net tangible book value per share as of September 30, 2024, attributable to investors	$0.54
As adjusted net tangible book value per share as of September 30, 2024, after giving effect to this offering		$(0.89)
Dilution per share to investors		$3.39
The foregoing table is based on 30,248,692 shares of our Class A common stock and 4,313,406 shares of our Class B common stock outstanding at September 30, 2024 and excludes the following:
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4,862,718 shares of Class A common stock issuable upon exercise of prefunded warrants outstanding at an exercise price of $0.001 per share;

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187,969 shares of Class A common stock issuable upon exercise of warrants outstanding at an exercise price of $6.65 per share;

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1,540,624 shares of Class A common stock reserved for issuance upon the settlement of outstanding restricted stock units;

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3,230,454 shares of Class A common stock reserved for issuance upon the exercise of outstanding stock options with a weighted average exercise price of $5.23 per share; and

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389,075 shares of Class A common stock reserved and available for issuance under the Elutia Inc. Amended and Restated 2020 Incentive Award Plan.

To the extent that any of these outstanding stock options or warrants are exercised, these restricted stock units vest or we issue additional shares under the Elutia Inc. Amended and Restated 2020 Incentive Award Plan, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES
Authorized Capital Stock
The following description of our restated certificate of incorporation (the “Certificate of Incorporation”), as amended from time to time, and our second amended and restated bylaws (the “Bylaws”) are summaries and are qualified in their entirety by reference to the full text of our Certificate of Incorporation and our Bylaws, each of which have been publicly filed with the Securities and Exchange Commission (the “SEC”). We encourage you to read the full text of our Certificate of Incorporation and our Bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”) for additional information.
Our authorized capital stock consists of 200,000,000 shares of Class A common stock, par value $0.001 per share, 20,000,000 shares of Class B common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, all of which are undesignated.
Class A Common Stock and Class B Common Stock
Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast. Subject to the supermajority votes for some matters, all other elections and questions presented to the stockholders shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon. Our Certificate of Incorporation and Bylaws also provide that our board of directors or any individual director may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our Certificate of Incorporation. See below under “— Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws — Amendment of Charter Provisions.”
Holders of our Class B common stock have identical rights to holders of our Class A common stock as set forth in the preceding paragraph, other than as follows: (i) except as otherwise expressly provided in our Certificate of Incorporation or as required by applicable law, on any matter that is submitted to a vote by our stockholders, while holders of our Class A common stock are entitled to one vote per share of Class A common stock, holders of our Class B common stock are not entitled to any votes per share of Class B common stock, including for the election of directors, and (ii) while holders of our Class A common stock have no conversion rights, holders of our Class B common stock shall have the right to convert each share of our Class B common stock into one share of Class A common stock at such holder’s election, provided that as a result of such conversion, such holder and all other persons or entities whose beneficial ownership of Class A common stock would be aggregated with the shares of Class A common stock held by the holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations thereunder, would not beneficially own in excess of 4.9% of any class of our securities registered under the Exchange Act. Accordingly, the holders of a majority of the outstanding shares of Class A common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.
Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future, and to the requirements of law.
In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of

Class A common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Stock Exchange Listing
Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “ELUT.”
Preferred Stock
Under the terms of our Certificate of Incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.
Undesignated Preferred Stock
The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company.
Stockholder Meetings
Our Bylaws provide that a special meeting of stockholders may be called only by our board of directors, chairperson of the board, chief executive officer or president (in the absence of a chief executive officer).
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
Elimination of Stockholder Action by Written Consent
Our Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting.
Staggered Board
In accordance with our Certificate of Incorporation, and subject to the rights of holders of any series of preferred stock to elect directors, our board of directors is divided into three classes. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The directors in each class will serve for a three-year term, with one class being elected each year by our stockholders. Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors. This system of electing and removing directors may delay or prevent a change of management or a change in control of our company and tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Removal of Directors
Our Certificate of Incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote in the election of directors.
Stockholders Not Entitled to Cumulative Voting
Our Certificate of Incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, a plurality of the votes cast by holders of shares of our Class A common stock shall be sufficient to elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.
Choice of Forum
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (4) any action asserting a claim governed by the internal affairs doctrine. Under our Certificate of Incorporation, this exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. If and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Our Certificate of Incorporation further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our Certificate of Incorporation also provides that any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our Certificate of Incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Amendment of Charter Provisions
The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote thereon.
The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Prefunded Warrants
The material terms and provisions of the prefunded warrant to purchase shares of Class A common stock are summarized below. This summary is subject to and qualified in its entirety by the form of prefunded warrant filed with the SEC.
The term “prefunded” refers to the fact that the purchase price of our Class A common stock in this offering includes almost the entire exercise price that will be paid under the prefunded warrants, except for a nominal remaining exercise price of $0.001.
Duration and Exercise Price
The prefunded warrants offered hereby will entitle the holder thereof to purchase up to an aggregate of 480,000 shares of our Class A common stock at a nominal exercise price of $0.001 per share, subject to adjustment as described in the prefunded warrant, commencing immediately on the date of issuance, until exercised in full. In lieu of making the cash payment otherwise contemplated to be made to us upon the exercise of a prefunded warrant in payment of the aggregate exercise price, the holder may, in its sole discretion, elect to exercise the prefunded warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Class A common stock determined according to the formula set forth in the prefunded warrant. If we do not issue the shares in a timely fashion, the prefunded warrant contains certain damages provisions. No fractional shares will be issued in connection with the exercise of a prefunded warrant. The prefunded warrants will be issued separately from the Class A common stock and may be transferred separately immediately thereafter.
Exercise Limitation
The holder will not have the right to exercise any portion of the prefunded warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Class A common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the prefunded warrants. However, the holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.
Exercise Price Adjustment
The exercise price of the prefunded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Class A common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.
Transferability
Subject to applicable laws, the prefunded warrants may be offered for sale, sold, transferred, or assigned without our consent.

Stock Exchange Listing
There is no established trading market for the prefunded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the prefunded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the prefunded warrants will be limited.
Fundamental Transactions
Subject to certain exceptions, if a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the prefunded warrants with the same effect as if such successor entity had been named in the warrant itself.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF OUR CLASS A COMMON STOCK AND PREFUNDED WARRANTS
The following discussion is a summary of the material U.S. federal income tax consequences to holders (as defined below) of the purchase, ownership and disposition of the shares of Class A common stock and prefunded warrants to be issued pursuant to this offering, but does not purport to be a complete analysis of all potential taxes, such as estate and gift taxes, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or IRS, in each case in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of Class A common stock or prefunded warrant. We have not sought and do not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock and prefunded warrants.
This discussion is limited to holders that hold our Class A common stock or prefunded warrants as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:
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U.S. expatriates and certain former citizens or long-term residents of the United States;

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persons holding our Class A common stock or prefunded warrants as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, and other financial institutions;

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brokers, dealers or traders in securities or currencies;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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S corporations, partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes (and their investors);

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tax-exempt organizations or governmental organizations;

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persons deemed to sell our Class A common stock or prefunded warrants under the constructive sale provisions of the Code;

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persons for whom our Class A common stock or prefunded warrants constitute “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244 stock” under Section 1244 of the Code;

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persons who acquired our Class A common stock or prefunded warrants in a transaction subject to the gain rollover provisions of the Code (including Section 1045 of the Code);

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“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

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persons who hold or receive our Class A common stock or prefunded warrants pursuant to the exercise of any employee stock option or otherwise as compensation; and

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tax-qualified retirement plans.

If an entity treated as a partnership holds our Class A common stock or prefunded warrants, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Class A common stock or prefunded warrants and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS NOT INTENDED AS LEGAL OR TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK OR PREFUNDED WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Prefunded Warrants
Although the characterization of the prefunded warrants for U.S. federal income tax purpose is not entirely clear, because the exercise price of the pre-fund warrants is a nominal amount, we expect to treat prefunded warrants as stock for U.S. federal income tax purposes, and a holder of a prefunded warrant should generally be taxed in the same manner as a holder of such Class A common stock, as described below. Accordingly, no gain or loss should be recognized (other than (1) with respect to cash paid in lieu of a fractional share and (2) in the case of a cashless exercise of a prefunded warrant, the treatment of which for U.S. federal income tax purposes is not clear) upon the exercise of a prefunded warrant and, upon exercise, the holding period of a prefunded warrant should carry over to the Class A common stock received. Similarly, the tax basis of the prefunded warrant should carry over to the Class A common stock received upon exercise, increased by the exercise price per share of Class A common stock.
Our characterization is not binding on the IRS, and the IRS may treat our prefunded warrants as warrants to acquire our Class A common stock. In that case, the amount and character of your gain or loss with respect to an investment in our prefunded warrants could be materially different from the discussion set forth below. Accordingly, each holder should consult such holder’s tax advisor regarding the risks associated with the acquisition of prefunded warrants pursuant to this offering (including potential alternative characterizations). The remainder of this discussion assumes that a prefunded warrant is treated as a share of our Class A common stock for U.S. federal income tax purposes.
Tax Considerations Applicable to U.S. Holders
Definition of a U.S. Holder
For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Class A common stock or prefunded warrant that, for U.S. federal income tax purposes, is or is treated as any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any State in the United States or the District of Columbia;

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a corporation created or organized under the laws of the United States, any State in the United States or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
As described in the section titled “Dividend Policy” contained in the accompanying prospectus supplement, we do not intend to pay cash dividends to our stockholders in the foreseeable future. However, if we do make distributions of cash or property on our Class A common stock or prefunded warrants, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied.
Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in our Class A common stock or prefunded warrants, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Tax Considerations Applicable to U.S. Holders — Sale or Other Taxable Disposition.”
Constructive Distributions on Prefunded Warrants
A U.S. holder of prefunded warrants may, in some circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the exercise price or number of shares of Class A common stock issuable upon exercise of such prefunded warrants. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments or the non-occurrence of an adjustment to prefunded warrants.
Sale or Other Taxable Disposition of Our Class A Common Stock or Prefunded Warrants
Subject to the discussion below of cashless exercises of prefunded warrants, upon the sale, exchange or other taxable disposition of our Class A common stock or prefunded warrants, a U.S. holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and (2) such U.S. holder’s adjusted tax basis in the Class A common stock or prefunded warrants. Such capital gain or loss will be long term capital gain or loss if the U.S. holder’s holding period in such Class A common stock or prefunded warrants is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.
Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a prefunded warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the shares of our Class A common stock received upon exercise of prefunded warrants should commence on the day after such prefunded warrants are exercised. In the latter case, the holding period of the shares of our Class A common stock received upon exercise of prefunded warrants would include the holding period of the exercised prefunded warrants. However, our position is not binding on the IRS, and the IRS may treat a cashless exercise of a prefunded warrant as a taxable exchange. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a prefunded warrant on a cashless basis, including with respect to their holding period and tax basis in the Class A common stock received.
Information Reporting and Backup Withholding
A U.S. holder may be subject to information reporting and backup withholding (currently at a 24% rate) if such holder receives distributions on the Class A common stock or prefunded warrants (including constructive distributions) or receives proceeds from the sale or other taxable disposition of Class A common stock or prefunded warrants. Backup withholding will apply to those payments if the U.S. holder is not otherwise exempt and fails to provide its correct taxpayer identification number or certification of exempt status on duly completed and properly executed IRS Form W-9 or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Certain U.S. holders are exempt from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption. If backup withholding is applied to you, you should consult with your own tax advisor to determine whether you have overpaid your U.S. federal income tax and whether you are able to obtain a tax refund or credit of the overpaid amount.

Tax Considerations Applicable to Non-U.S. Holders
Definition of a Non-U.S. Holder
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Class A common stock or prefunded warrants that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Distributions
As described in the section titled “Dividend Policy” contained in the accompanying prospectus supplement, we do not intend to pay cash dividends to our stockholders in the foreseeable future. However, if we do make distributions of cash or property on our Class A common stock or prefunded warrants, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.
Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in our Class A common stock or prefunded warrants, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.”
Subject to the discussions below on effectively connected income, backup withholding and foreign accounts, dividends paid to a non-U.S. holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the non-U.S. holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for such lower rate under an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established). This certification must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A non-U.S. holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of the tax treaty, dividends will be treated as paid to the entity or to those holding an interest in the entity. If the non-U.S. holder holds the Class A common stock or prefunded warrants through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which will then be created to provide certification to us or the applicable withholding agent, either directly or through other intermediaries. A non-U.S. holder that does not timely furnish the required documentation but qualifies for a reduced treaty rate may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties that may provide for different rules.
If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. This certification must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected dividends, as adjusted for certain items.
Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Constructive Distributions on Prefunded Warrants
A non-U.S. holder of prefunded warrants may, in some circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the exercise price or number of shares of Class A common stock issuable upon exercise of such prefunded warrants. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments or the non-occurrence of an adjustment to the prefunded warrants.
Sale or Other Taxable Disposition
Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock or prefunded warrants unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which the gain is attributable);

•
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition (as calculated pursuant to Section 7701(b) of the Code) and certain other requirements are met; or

•
our Class A common stock or prefunded warrants constitute a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our Class A common stock or prefunded warrants are not regularly traded on an established securities market as defined by applicable Treasury Regulations.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain realized upon the sale or other taxable disposition of our Class A common stock or prefunded warrants, which may be offset by U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Class A common stock or prefunded warrants by a non-U.S. holder will not be subject to U.S. federal income tax if our Class A common stock or prefunded warrants are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and the non-U.S. holder owned, actually and constructively, 5% or less of our Class A common stock and/or prefunded warrants throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period for such Class A common stock or prefunded warrants.
Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our Class A common stock or prefunded warrants to a non-U.S. holder will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S.

status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Class A common stock or prefunded warrants paid to the non-U.S. holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock or prefunded warrants within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock or prefunded warrants conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or credit against the non-U.S. holder’s U.S. federal income tax liability, if any.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Class A common stock or prefunded warrants paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends) on our Class A common stock or prefunded warrants. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock or prefunded warrants.

THIS DISCUSSION IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK OR PREFUNDED WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

PLAN OF DISTRIBUTION
Lake Street Capital Markets, LLC (“Lake Street”) agreed to act as the exclusive placement agent in connection with this offering, subject to the terms and conditions of the placement agency agreement dated February 3, 2025. We refer to Lake Street as the placement agent. The placement agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. We entered into a securities purchase agreement, dated February 3, 2025, directly with the investors in connection with this offering, and we will only sell to the investors who have entered into the securities purchase agreement with us.
Pursuant to the placement agency agreement, from the date of such agreement until 90 days after the closing of this offering, unless otherwise waived by the placement agent, neither we nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Class A common stock or Class A common stock equivalents or (ii) file any registration statement or amendment or supplement with respect thereto; provided, however, among other exceptions, Elutia may, after the filing of its annual report on Form 10-K for the year ended December 31, 2024, (a) file a new “shelf” registration statement on Form S-3 to replace the Company’s existing shelf registration statement on Form S-3 filed on August 31, 2022, with such replacement registration statement to register no more than $100.0 million aggregate in offered securities and (b) conduct a “at the market” offering.
Our officers and directors have agreed to enter into lock-up agreements for a period of 90 days following the closing of the offering, subject to customary exceptions. The lock-up agreements do not preclude the Company from filing the replacement shelf registration statement or conducting an “at the market” offering as described in the preceding paragraph.
We expect to deliver the securities being offered pursuant to this prospectus supplement on or about February 4, 2025, subject to customary closing conditions. Pursuant to the securities purchase agreement, certain investors may elect to wire their respective aggregate purchase price for the purchase of our securities in immediately available funds to a Company bank account specified by us, otherwise referred to herein as company settlement. Upon closing of the offering, we will issue the securities to the investors that elect company settlement. If the offering is not completed, the funds held by the Company in its bank account with respect to investors that elected company settlement shall be returned to those investors. For the investors that do not elect company settlement, we will deliver all securities to be issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon receipt of investor funds.
Determination of Offering Price
The offering price of the securities we are offering was negotiated between us and the investors in the offering based on the trading price of our common stock prior to the offering, among other things.
Indemnification
We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.
Placement Agent Fees, Commissions and Expenses
We have agreed to pay the placement agent a placement agent fee equal to 6.0% of the gross proceeds from the sale of the securities to investors in this offering. The following table shows the per share, $2.499 per prefunded warrant and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus.
	Per Share	Per Prefunded Warrant	Total
Public offering price	$2.50	$2.499	$14,999,520
Placement agent fees(1)	$0.15	$0.14994	$899,971.20
Proceeds to us, before expenses	$2.35	$2.34906	$14,099,548.80

(1)
Represents a cash fee equal to 6.0% of the aggregate purchase price paid by investors in this offering

In addition, we have agreed to reimburse the placement agent for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal counsel, in an amount not to exceed an aggregate of $125,000.
We estimate that the total expenses of the offering payable by us, excluding the placement agent’s fees and the reimbursement noted above, will be approximately $315,000.
Regulation M
The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the placement agent and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as principal. Under these rules and regulations, the placement agent:
•
may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution
This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.
Other
The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the form of securities purchase agreement. A copy of the form of securities purchase agreement with the investors will be included as an exhibit to our Current Report on Form 8-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information.”
No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Certain Relationships
The placement agent and their affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of itself or its customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.
Below is a description of certain recent investment banking and financial advisory services that Lake Street has provided to us in the ordinary course of business, for which Lake Street received customary fees, commissions and other compensation.
On June 18, 2024, Lake Street served as the exclusive placement agent for us in connection with a public offering of 3,175,000 shares of our Class A common stock at a public offering price per share of $3.40 per share and 725,000 prefunded warrants, each to purchase on share of Class A common stock, at a public offering price per share of $3.399 per prefunded warrant for aggregate gross proceeds of $13,259,275. Pursuant to the placement agency agreement, Lake Street received cash placement agent fees equal to 7.0% of the gross proceeds of the public offering.
On September 18, 2023, Lake Street served as the exclusive placement agent for us in connection with a private placement offering of 6,852,811 units, each consisting of one share of our Class A common stock (or prefunded warrant in lieu thereof) and one common warrant to purchase one and one-half shares of our Class A common stock, at a purchase price of $1.4275 per unit for aggregate gross proceeds of approximately $10.5 million. Pursuant to the engagement agreement, Lake Street received a cash commission equal to 7.0% of the gross proceeds from the sale of the units to certain investors and a cash commission equal to 4.0% of the gross proceeds from the sale of the units to certain investors introduced by us.

LEGAL MATTERS
The validity and enforceability, as applicable, of the securities being offered by this prospectus supplement and accompanying prospectus will be passed upon for us by Kilpatrick Townsend & Stockton LLP, Atlanta, Georgia. Certain legal matters in connection with this offering will be passed upon for the placement agent by Sullivan & Worcester LLP, New York, New York.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus supplement and the accompanying prospectus, please see the registration statement and the exhibits filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed as part of the registration statement for copies of the actual contract, agreement or other document.
We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is https://www.elutia.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information found on our website, however, is not part of this prospectus supplement or the accompanying prospectus and investors should not rely on any such information in deciding whether to invest.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement and the accompanying prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 11, 2024.

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 13, 2024, August 13, 2024 and November 14, 2024, respectively;

•
Our Current Reports on Form 8-K filed with the SEC on January 10, 2024, January 12, 2024, February 2, 2024, April 1, 2024, June 7, 2024, June 17, 2024, June 18, 2024 and October 3, 2024 (other than those portions of the documents deemed to be furnished and not filed).

•
Our annual Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed on April 22, 2024.

•
The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 30, 2020, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, together with any subsequent amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and accompanying prospectus and deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus supplement and accompanying prospectus by writing or telephoning us at the following address:
Elutia Inc.
12510 Prosperity Drive, Suite 370 Silver Spring, MD 20904
(240) 247-1170
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS
ELUTIA INC.
$50,000,000
Class A Common Stock
Class B Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may offer and sell up to $50,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities and the general manner in which these securities will be offered.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
The aggregate market value of our outstanding Class A common stock held by non-affiliates is approximately $37.1 million, which was calculated based on 4,776,478 shares of outstanding Class A common stock that were held by non-affiliates as of August 31, 2022 and a price per share of $7.76, the closing price of our Class A common stock on August 17, 2022. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell securities pursuant to the registration statement (of which this prospectus supplement forms a part) with a value more than one-third of the aggregate market value of our Class A common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our Class A common stock held by non-affiliates is less than $75.0 million. During the prior 12-calendar-month period that ends on, and includes, the date of this prospectus, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3.
Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “ELUT.” On August 30, 2022, the last reported sale price of our Class A common stock on the Nasdaq Capital Market was $6.63 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 8, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Elutia,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Elutia Inc. (formerly known as Aziyo Biologics, Inc.) and its consolidated subsidiary, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
We use our trademarks and our logo, in this prospectus and the documents incorporated by reference. This prospectus and the documents incorporated by reference also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is www.elutia.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed):
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Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 8, 2022.

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The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2022.

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 10, 2022 and August 15, 2022, respectively.

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Our Current Reports on Form 8-K filed with the SEC on January 21, 2022, June 3, 2022, June 8, 2022, June 21, 2022 (solely with respect to Items 3.01 and 5.02), August 15, 2022 and August 31, 2022.

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The description of our Class A common stock and Class B common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the ended December 31, 2021, filed with the SEC on March 8, 2022, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Elutia Inc.
12510 Prosperity Drive, Suite 370
Silver Spring, MD 20904
(240) 247-1170
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
We are a commercial-stage regenerative medicine company focused on creating the next generation of differentiated products and improving outcomes in patients undergoing surgery, concentrating on patients receiving implantable medical devices. From our proprietary tissue processing platforms, we have developed a portfolio of advanced regenerative medical products that are designed to be very similar to natural biological material. Our proprietary products, which we refer to as our Core Products, are designed to address the implantable electronic device/cardiovascular, orthopedic/spinal repair and soft tissue reconstruction markets, which represented a combined $3 billion market opportunity in the United States in 2020. To expand our commercial reach, we have commercial relationships with major medical device companies, such as Boston Scientific and Biotronik, to promote and sell some of our Core Products. We believe our focus on our unique regenerative medicine platforms and our Core Products will ultimately maximize our probability of continued clinical and commercial success and will create a long-term competitive advantage for us.
We were incorporated in the State of Delaware on August 6, 2015.
Our principal executive offices are located at 12510 Prosperity Drive, Suite 370, Silver Spring, MD 20904, and our telephone number is (240) 247-1170.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before making a decision about investing in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
Authorized Capital Stock
The following description of our restated certificate of incorporation (the “Certificate of Incorporation”), and amended and restated bylaws (the “Bylaws”) are summaries and are qualified in their entirety by reference to the full text of our Certificate of Incorporation and our Bylaws, each of which have been publicly filed with the Securities and Exchange Commission (the “SEC”). We encourage you to read the full text of our Certificate of Incorporation and our Bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”) for additional information.
Our authorized capital stock consists of 200,000,000 shares of Class A common stock, par value $0.001 per share, 20,000,000 shares of Class B common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, all of which are undesignated.
Class A Common Stock and Class B Common Stock
Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast. Subject to the supermajority votes for some matters, all other elections and questions presented to the stockholders shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon. Our Certificate of Incorporation and Bylaws also provide that our board of directors or any individual director may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our Certificate of Incorporation. See below under “— Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws — Amendment of Charter Provisions.”
Holders of our Class B common stock have identical rights to holders of our Class A common stock as set forth in the preceding paragraph, other than as follows: (i) except as otherwise expressly provided in our Certificate of Incorporation or as required by applicable law, on any matter that is submitted to a vote by our stockholders, while holders of our Class A common stock are entitled to one vote per share of Class A common stock, holders of our Class B common stock are not entitled to any votes per share of Class B common stock, including for the election of directors, and (ii) while holders of our Class A common stock have no conversion rights, holders of our Class B common stock shall have the right to convert each share of our Class B common stock into one share of Class A common stock at such holder’s election, provided that as a result of such conversion, such holder and all other persons or entities whose beneficial ownership of Class A Common Stock would be aggregated with the shares of Class A Common Stock held by the holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations thereunder, would not beneficially own in excess of 4.9% of any class of our securities registered under the Exchange Act. Accordingly, the holders of a majority of the outstanding shares of Class A common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.
Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future, and to the requirements of law.
In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of

Class A common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Under the terms of our Certificate of Incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.
Registration Rights
Certain of our stockholders are entitled to certain rights with respect to the registration of such shares for public resale under the Securities Act, pursuant to an amended and restated investor rights agreement by and among us and certain of our stockholders, until the rights otherwise terminate pursuant to the terms of the investor rights agreement. The registration of shares of common stock as a result of the following rights being exercised would enable holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective.
Piggyback Registration Rights
If we propose to register any shares of our common stock under the Securities Act, subject to certain exceptions, the holders of registrable securities will be entitled to notice of the registration and to include their shares of registrable securities in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.
Form S-3 Registration Rights
If, at any time after we become entitled under the Securities Act to register our shares on a registration statement on Form S-3, certain of our stockholders request that we effect a registration with respect to all or part of the registrable securities then outstanding and having an anticipated aggregate offering amount, net of expenses, of at least $2,500,000, we will be required to effect such registration.
Expenses and Indemnification
Ordinarily, other than underwriting discounts and commissions, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling securityholders and blue sky fees and expenses. Additionally, we have agreed to indemnify selling stockholders for damages, and any legal or other expenses reasonably incurred, arising from or based upon any untrue statement of a material fact contained in any registration statement, an omission or alleged omission to state a material fact in any registration statement or necessary to make the statements therein not misleading, or any violation or alleged violation by the indemnifying party of securities laws, subject to certain exceptions.
Termination of Registration Rights
The registration rights terminate upon the earlier of the date that is three years after the closing of our initial public offering, such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such holders’ shares without limitation during a three-month period without registration and the consummation of a sale transaction, as defined in the investor rights agreement.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.
Undesignated Preferred Stock
The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company.
Stockholder Meetings
Our Bylaws provide that a special meeting of stockholders may be called only by our board of directors, chairperson of the board, chief executive officer or president (in the absence of a chief executive officer).
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
Elimination of Stockholder Action by Written Consent
Our Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting.
Staggered Board
In accordance with our Certificate of Incorporation, and subject to the rights of holders of any series of preferred stock to elect directors, our board of directors is divided into three classes. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The directors in each class will serve for a three-year term, with one class being elected each year by our stockholders. Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors. This system of electing and removing directors may delay or prevent a change of management or a change in control of our company and tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Removal of Directors
Our Certificate of Incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote in the election of directors.
Stockholders Not Entitled to Cumulative Voting
Our Certificate of Incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, a plurality of the votes cast by holders of shares of our Class A common stock shall be sufficient to elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.
Choice of Forum
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (4) any action asserting a claim governed by the internal affairs doctrine. Under our Certificate of Incorporation, this exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. If and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Our Certificate of Incorporation further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our Certificate of Incorporation also provides that any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our Certificate of Incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.
Amendment of Charter Provisions
The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote thereon.
The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Stock Exchange Listing
Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “ELUT.”

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Elutia” “we,” “our” or “us” refer to Elutia Inc., excluding our subsidiary, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on certain U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving corporation or the successor person (if other than Elutia) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Elutia and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Elutia;

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•
to cure any ambiguity, defect or inconsistency;

•
to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•
to provide for uncertificated securities in addition to or in place of certificated securities;

•
to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•
to surrender any of our rights or powers under the indenture;

•
to add covenants or events of default for the benefit of the holders of debt securities of any series;

•
to comply with the applicable procedures of the applicable depositary;

•
to make any change that does not adversely affect the rights of any holder of debt securities;

•
to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•
to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•
reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•
reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•
make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•
waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•
any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•
the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•
the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•
the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

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the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•
the terms of any rights to redeem or call the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•
a discussion of certain United States federal income tax considerations applicable to the warrants; and

•
any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:
•
to vote, consent or receive dividends;

•
receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•
exercise any rights as shareholders of Elutia.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•
the title of the series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
a discussion of certain United States federal income tax considerations applicable to the units; and

•
any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any Class A common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Elutia Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Current Report on Form 8-K dated August 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ELUTIA INC.
5,520,000 Shares of Class A Common Stock
480,000 Prefunded Warrants to Purchase up to 480,000 Shares of
Class A Common Stock
(and the Shares of Class A Common Stock Underlying the
Prefunded Warrants)
PROSPECTUS SUPPLEMENT
Lake Street
February 3, 2025